As filed with the Securities and Exchange commission on November 7, 2002
                                                    Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                WELLCHOICE, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                 6324                           71-0901607
(State or Other Jurisdiction of          (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)         Identification Number)


                               11 WEST 42ND STREET
                               NEW YORK, NY 10036
                                 (212) 476-7800
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                         ------------------------------

                            MICHAEL A. STOCKER, M.D.
                             CHIEF EXECUTIVE OFFICER
                                WELLCHOICE, INC.
                               11 WEST 42ND STREET
                               NEW YORK, NY 10036
                                (212) 476 - 7800
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                         ------------------------------

                                   Copies to:

  IRA M. MILLSTEIN, ESQ.       LINDA V. TIANO, ESQ.     SERGE BENCHETRIT, ESQ.
   MATTHEW BLOCH, ESQ.         SETH I. TRUWIT, ESQ.    WILLKIE FARR & GALLAGHER
WEIL, GOTSHAL & MANGES LLP       WELLCHOICE, INC.         787 SEVENTH AVENUE
     767 FIFTH AVENUE          11 WEST 42ND STREET     NEW YORK, NEW YORK 10019
 NEW YORK, NEW YORK 10153       NEW YORK, NY 10036          (212) 728-8000
      (212) 310-8000              (212) 476-7800

                         ------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-99051

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================= ================ ================== =========================== =====================
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING PRICE         AMOUNT OF
              SECURITIES TO BE REGISTERED      REGISTERED (1)       PER UNIT                 (2)               REGISTRATION FEE(3)
--------------------------------------------- ---------------- ------------------ --------------------------- ---------------------
 Common Stock, par value $0.01 per share....     19,199,000          $25.00                $479,975,000                 $44,158
============================================= ================ ================== =========================== =====================

(1)   Includes 2,504,217 shares subject to underwriter's over-allotment option.
(2) This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-99051) (the "Prior Registration Statement"). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($400,000,000) is carried forward to this Registration Statement, and an additional amount of securities, having a proposed maximum aggregate offering price of $79,975,000 is registered hereby.
(3) $7,358 is paid pursuant to this Registration Statement. The remaining $36,800 is carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.

         IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-99051) TO WHICH THIS REGISTRATION STATEMENT RELATES.

================================================================================

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 7th day of November, 2002.


                                       WELLCHOICE, INC.

                                       By: /s/ Linda V. Tiano
                                           ------------------------------------
                                           Name: Linda V. Tiano
                                           Title: Senior Vice President and
                                                  General Counsel


           Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                              TITLE                                  DATE
              ---------                                              -----                                  ----
/s/ Michael A. Stocker, M.D.*                      Chief Executive Officer and Director               November 7, 2002
------------------------------------------
Michael A. Stocker, M.D.


/s/ John W. Remshard*                              Senior Vice President and Chief Financial          November 7, 2002
------------------------------------------         Officer (Principal Financial and Accounting
John W. Remshard                                   Officer)


/s/ Philip Briggs*                                 Chairman of the Board of Directors                 November 7, 2002
------------------------------------------
Philip Briggs


                                                   Director
------------------------------------------
Hermes L. Ames, III


/s/ John R. Gunn*                                  Director                                           November 7, 2002
------------------------------------------
John R. Gunn


/s/ William T. Lee*                                Director                                           November 7, 2002
------------------------------------------
William T. Lee


/s/ Edward J. Malloy*                              Director                                           November 7, 2002
------------------------------------------
Edward J. Malloy

              SIGNATURE                                              TITLE                                  DATE
              ---------                                              -----                                  ----

/s/ John F. McGillicuddy*                          Director                                           November 7, 2002
------------------------------------------
John F. McGillicuddy


/s/ Robert R. McMillan*                            Director                                           November 7, 2002
------------------------------------------
Robert R. McMillan


/s/ Robert D. Paul*                                Director                                           November 7, 2002
------------------------------------------
Robert D. Paul


/s/ Veronica C. Santilli, M.D.*                    Director                                           November 7, 2002
------------------------------------------
Veronica C. Santilli, M.D.


/s/ Stephen S. Scheidt, M.D.*                      Director                                           November 7, 2002
------------------------------------------
Stephen S. Scheidt, M.D.


/s/ Frederick O. Terrell*                          Director                                           November 7, 2002
------------------------------------------
Frederick O. Terrell


/s/ Faye Wattleton *                               Director                                           November 7, 2002
------------------------------------------
Faye Wattleton


/s/ John E. Zuccotti*                              Director                                           November 7, 2002
------------------------------------------
John E. Zuccotti



*By: /s/ Linda V. Tiano
     -----------------------------------------
     Linda V. Tiano
     Senior Vice President and General Counsel
     Attorney-in-Fact

                                    EXHIBITS

         The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein.


NUMBER                                         DESCRIPTION

1.1*              Form of Underwriting Agreement

2.1* New York State Superintendent of Insurance's Opinion and Decision approving Plan of Conversion, dated October 8, 2002

2.2.1* Form of Transfer and Exchange Agreement between the Fund and WellChoice, Inc.

2.2.2* Form of Transfer and Exchange Agreement between the Foundation and WellChoice, Inc.

2.3* Form of Transfer Agreement between WellChoice, Inc., as transferee, and Empire HealthChoice, Inc., as transferor

3.1*              Form of Amended and Restated Certificate of Incorporation of
                  WellChoice, Inc.

3.2*              Form of Amended and Restated Bylaws of WellChoice, Inc.

4.1*              Specimen Common Stock certificate

4.2* Form of Registration Rights Agreement to be entered into by and among WellChoice, Inc., the Members of the Board of the New York Public Asset Fund and The New York Charitable Asset Foundation

5.1               Opinion of Weil, Gotshal & Manges LLP

8.1*              Opinion of Weil, Gotshal & Manges LLP as to certain U.S.
                  federal income tax matters

9.1* Form of Voting Trust and Divestiture Agreement to be entered into by and among WellChoice Inc., the Members of the Board of the New York Public Asset Fund and The Bank of New York, as trustee

10.1* Empire HealthChoice, Inc. Annual Executive Incentive Compensation Plan--2000 Plan Description

10.2* Empire HealthChoice, Inc. Annual Executive Incentive Compensation Plan--2001 Plan Description

10.3* Empire HealthChoice, Inc. Annual Executive Incentive Compensation Plan--2002 Plan Description

10.4* Empire HealthChoice, Inc. Executive Savings Plan, as Amended and Restated effective January 1, 1999

10.5*             Empire HealthChoice, Inc. 1998-2000 Long-Term Incentive
                  Compensation Plan

10.6*             Empire HealthChoice, Inc. 1999-2001 Long-Term Incentive
                  Compensation Plan.

10.7*             Empire HealthChoice, Inc. 2000-2002 Long-Term Incentive
                  Compensation Plan.

10.8* WellChoice, Inc. (f/k/a Empire HealthChoice, Inc.) Long-Term Incentive Compensation Plan

10.9* Letter Agreement, dated July 21,2000, between Empire HealthChoice, Inc. and Kenneth Klepper

10.10*            Form of Blue Cross License Agreement

10.11*            Form of Blue Shield License Agreement

10.12+* Master Services Agreement, dated June 1, 2002, between Empire HealthChoice, Inc. and International Business Machines Corporation

10.13* Software License and Support Agreement, dated June 1, 2002, between Empire HealthChoice, Inc.

10.14* Agreement of Lease, dated January 17, 2002, between Forest City Myrtle Associates, LLC as Landlord and Empire HealthChoice, Inc. d/b/a Blue Cross Blue Shield as Tenant

10.15*            Credit and Guaranty Agreement, dated as of October 17, 2002

10.16* Form of Empire Blue Cross/Blue Shield License Addendum to Blue Cross and Blue Shield License Agreements

10.17*            Form of Amendment No. 1 to Credit and Guaranty Agreement

21.1*             Subsidiaries of the Registrant.

23.1              Consent of Ernst & Young.

23.2              Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  5.1).

23.3*             Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  8.1)



------------------------------

* Previously filed in connection with Registration on Form S-1 (Registration No. 333-99051) and incorporated by reference.

+     Confidential treatment has been granted for portions of this exhibit.